UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2007

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On August 28, 2007, LookSmart, Ltd. (the “Company) and its Chief Financial and Operating Officer, John Simonelli, entered into an amendment to Mr. Simonelli’s employment offer letter. A copy of the amendment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On August 28, 2007, LookSmart, Ltd. (the “Company) and its Chief Financial and Operating Officer, John Simonelli, entered into an amendment to Mr. Simonelli’s employment offer letter which alters the compensation arrangement between the Company and Mr. Simonelli. A copy of the amendment is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01.	Other Events

On August 31, 2007, the Board of Directors of the Company accepted the resignation of Mr. Edward F. West, Chair of Board and Interim Chief Executive Officer and President of the Company, from its Nominating and Governance Committee. Mr. West resigned from the Nominating and Governance Committee due to Nasdaq requirements. Having resigned from the Audit Committee of the Company’s Board of Directors prior to July 25, 2007, Mr. West is not presently a member of any committee of the Company’s Board of Directors.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits.

The exhibit listed below is being filed with this Form 8-K.

Exhibit No.	Description
99.1	Amendment to employment offer letter between LookSmart, Ltd. and its Chief Financial and Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

By:	/s/ Edward West
Edward West
Interim Chief Executive Officer and President

Date: September 4, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment to employment offer letter between LookSmart, Ltd. and its Chief Financial and Operating Officer.